EXHIBIT 24

                                POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitute and appoint John Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to 300,000 shares of common stock, $0.01 par value per share, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

             IN WITNESS HEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.


                                  AMERICAN CAPITAL STRATEGIES, LTD.


                                  /s/ Malon Wilkus
Dated:  April 4, 2000.            -------------------------------------------
                                  Malon Wilkus
                                  Chairman and Chief Executive Officer

      Signature                             Title                             Date
      ---------                             -----                             ----

                                   Director, Chairman and Chief           April 4, 2000
/s/ Malon Wilkus                   Executive Officer (Principal
------------------------           Executive Officer)
Malon Wilkus

/s/ David Gladstone
------------------------           Director and Vice Chairman             April 4, 2000
David Gladstone

/s/ Adam Blumenthal
------------------------           President, Chief Operating Officer     April 4, 2000
Adam Blumenthal                    and Director

                                   Vice President,  Chief Financial       April 4, 2000
/s/ John Erickson                  Officer and Secretary (Principal
------------------------           Accounting and Financial Officer)
John Erickson

/s/ Robert L. Allbritton
------------------------           Director                               April 4, 2000
Robert L. Allbritton

/s/ Alvin N. Puryear
------------------------           Director                               April 4, 2000
Alvin N. Puryear


------------------------           Director                               April 4, 2000
Neil M. Hahl

/s/ Philip R. Harper
------------------------           Director                               April 4, 2000
Philip R. Harper

/s/ Stan Lundine
------------------------           Director                               April 4, 2000
Stan Lundine

/s/ Stephen P. Walko
------------------------           Director                               April 4, 2000
Stephen P. Walko